                                                                 Exhibit (c) (6)



        SEPTEMBER 20, 2000                      PRELIMINARY DRAFT & CONFIDENTIAL




        MATERIALS PREPARED FOR DISCUSSION
        PROJECT KARMA

                                  PRELIMINARY DRAFT & CONFIDENTIAL             1
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        PROJECT KARMA

BUSINESS OVERVIEW
--------------------------------------------------------------------------------

(DOLLARS IN MILLIONS)
------------------------------------------------------------------------------------------------------------------------------------
                                                         6 MONTHS
                                      "NORMALIZED"      ENDING JULY
                                  -------------------- --------------
                                  1997    1998   1999   1999   2000                         DESCRIPTION
------------------------------------------------------------------------------------------------------------------------------------
------------
              Sales               $540    $484   $496   $216   $216     o   Women's and menswear and accessories (except DKNY
              Operating Profit     (22)     12     18     (8)    (7)        Jeans/Active in Western Hemisphere, which is licensed)
                                                                        o   Sales to free-standing retail licensees
 WHOLESALE                                                              o   In 1999, 45% of sales to 10 largest customers,
                                                                            HPL:  6% of sales (VS. 10% in 1998)
                                                                        o   95 salespeople in New York showroom
------------

------------
              Sales                $10     $19    $35    $13    $20     o   44 product licenses
              Operating Profit       5       6     18      5      8     o   Four regional licenses (first in 1998):  import,
                                                                            manufacture and/or distribute; retail development
                                                                            rights
                                                                        o   79 retail store licenses in 36 countries
 LICENSING                                                                  o   Royalty free; minimum purchases
                                                                            o   24 owned by HPL/Ong family (also have distribution
                                                                                rights in some cases)
                                                                            o   Expect 90 to be open by year-end 2000
                                                                        o   Liz operates 2 full-price and 8 outlet DKNY Jeans
                                                                            stores
                                                                        o   Urban Zen store
------------

------------
              Sales                $70     $93   $130    $54    $57     o   In 1999, primarily outlets (51 in U.S., 3 in UK)
              Operating Profit     (14)    (16)   (12)    (5)    (7)    o   Operated 13 full-priced stores in 1999
                                                                            o   2 DK, 11 DKNY; 10 in U.S., 3 in UK
 RETAILING                                                              o   Acquired 2 DKNY/1 DK shop from HPL in UK in 1999
                                                                        o   Plan to open 4 to 5 new stores in 2000 and 10 in
                                                                            2001
                                                                        o   Expected to breakeven in 2000
------------

------------------------------------------------------------------------------------------------------------------------------------

[CREDIT SUISSE LOGO]

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                                  PRELIMINARY DRAFT & CONFIDENTIAL             2
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        PROJECT KARMA

PRODUCT MATRIX
--------------------------------------------------------------------------------

                                 DONNAKARAN                    DKNY                 DKNY JEANS
                                  NEW YORK
                         -------------------------- -------------------------- ---------------------
APPAREL                  In-House                   In-House                   Liz Claiborne (1997)

ACCESSORIES
    LEATHER (BELTS/SLG)  -                          Cipriani / Max Leather     Cipriani
    SILKS                Mantero Seta               Mallory & Church (ties)
                                                    Mantero Seta
    JEWELRY              -                          Swank

SHOES                    In-House                   In-House

COSMETICS / FRAGRANCES   Lauder (1997)              Lauder (1997)

WATCHES                  Fossil (2001 Launch)       Fossil (2000 launch)       Fossil

EYEWEAR                  Marchon                    Marchon

HOSIERY                  Sara Lee                   Sara Lee
                         Echo Lake (men's)          Mallory & Church (men's)

INTIMATE APPAREL         Wacoal                     Wacoal

OTHER                    CS Brooks:  home           Oxford Industries:  kids
                         Fairbrooke (Signature):    Peerless:  men's tailored
                         coats                      clothing
                         Cavalco Confezioni:        Haggar:  men's pants
                         men's dress shirts         PVH:  men's dress shirts
                         Global Amici:  decorative  Fairbrook:  coats
                         accessories                Vogue:  patterns
                                                    CS Brooks: home
                                                    Cavalco Confezioni:
                                                    men's dress shirts
                                                    Swimwear Anywear: swim
                                                    Global Amici: decorative
                                                    accessories

                                  DKNY                       DKNY
                                 ACTIVE                      CITY
                         ------------------------- ---------------------------
APPAREL                  Liz Claiborne (1997)      Liz Claiborne (1999)

ACCESSORIES
    LEATHER (BELTS/SLG)  Cipriani                  -
    SILKS

    JEWELRY

SHOES

COSMETICS / FRAGRANCES

WATCHES                  Fossil

EYEWEAR                  Marchon

HOSIERY


INTIMATE APPAREL

OTHER                    Swimwear Anywear:  swim


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                                  PRELIMINARY DRAFT & CONFIDENTIAL             3
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        PROJECT KARMA

OTHER INFORMATION
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                 GEOGRAPHIC MIX
--------------------------------------------------------------------------------

                                                           6 MONTHS
                                "NORMALIZED"              ENDING JULY
                        ----------------------------  --------------------------
                          1997      1998      1999      1999      2000
--------------------------------------------------------------------------------
TOTAL REVENUES
    U.S.                    65%       68%       70%       69%       66%
    Japan                   11         7         4         5         3
    Other                   25        25        26        26        31
                          ------    ------    ------    ------    ------
                           100%      100%      100%      100%      100%


WHOLESALE REVENUE
    Japan                    9%        9%        5%        -         -
    Non-Japan Asia           3         3         3         -         -
                          ------    ------    ------    ------    ------
                            12%       12%        8%        -         -

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              SOURCING AND DESIGN
--------------------------------------------------------------------------------

o        Nine design teams with 75 people in total

o        Each design team has head designer

o Sources from 300 facilities; in 1999, 64% purchased in Asia, 15% in the U.S. and 19% in Europe

         o        VS. 440 facilities in 1998 and 57% Asia, 21% U.S., 22% Europe

o        Hong Kong and New York sourcing and production / QC offices

o        Agent in Italy
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                               REGIONAL LICENSES
--------------------------------------------------------------------------------
o        Japan:  Onward Kashiyama

         o        First regional license, in 3/98

         o 16-year exclusive license to import, manufacture, license and/or distribute certain Donna Karan and DKNY products in Japan

         o        Right to operate 12 Donna Karan and DKNY boutiques

o        Australia/New Zealand:  Palmer Corp.

o        South Korea:  Il Kyung

o        Asia:  HPL

         o Exclusive retail rights for eight countries in Far East as well as certain product distribution rights

         o        Replaces existing agreement with Ong

         o Will convert majority of wholesale business in region to license

         o        15 full-price free-standing stores as of 1/00
--------------------------------------------------------------------------------

                                  PRELIMINARY DRAFT & CONFIDENTIAL             4
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        PROJECT KARMA


FINANCIAL OVERVIEW
--------------------------------------------------------------------------------

   (DOLLARS IN MILLIONS)
   -------------------------------------------------------------------------------------------------
                                      ON ESTIMATED "NORMALIZED" BASIS
   -------------------------------------------------------------------------------------------------
   -------------------------------------------------------------------------------------------------
                                             1997       1998         1999       2000E       2001E
   -------------------------------------------------------------------------------------------------
     Revenues
        Wholesale                           $539.9     $484.1      $496.3      $506.1      $516.2
        Retail                                70.5       93.3       130.4       131.4       138.0
        Licensing                              9.6       18.5        35.1        43.5        52.2
                                           --------   --------    --------    --------    --------
           Total                            $620.0     $595.8      $661.8      $681.0      $706.4
     Gross Profit                           $150.9(1)  $154.3      $212.0      $226.3      $248.7
        % MARGIN                              24.3%      25.9%       32.3%       33.2%       35.2%
        % MARGIN EXCLUDING ROYALTY            27.2%      29.2%       35.8%       37.0%       39.0%
     SG&A Expense                           $144.8     $121.0      $153.6         -           -
     Advertising Expense                      36.1       31.0        34.1          -           -
                                           --------   --------    --------    --------    --------
         Total Expenses                     $180.9     $152.1      $187.7      $198.6      $206.3
     Operating Income                       $(30.5)      $2.2       $24.3       $27.6       $42.4
        % MARGIN                              (4.9)%      0.4%        3.7%        4.1%        6.0%
     Operating Income Excluding Royalty     $(12.9)     $21.7       $49.3       $53.5       $69.2
        % MARGIN EXCLUDING ROYALTY             -          3.6%        7.4%        7.9%        9.8%
   -------------------------------------------------------------------------------------------------
   -------------------------------------------------------------------------------------------------

   -------------------------------------------------------------------------------------------------
                                               AS REPORTED
   -------------------------------------------------------------------------------------------------
   -------------------------------------------------------------------------------------------------
                                             1997       1998        1999       2000E       2001E
   -------------------------------------------------------------------------------------------------
     Revenues                               $638.7     $622.6      $661.8      $681.0      $706.4
     COGS                                    495.1      449.1       425.6       428.8       430.9
     Gabrielle Royalty                        22.2(1)    19.5        25.0        25.9(2)     26.8(2)
                                           --------   --------    --------    --------    --------
        Gross Profit                        $121.4     $154.0      $211.2      $226.3      $248.7
        %                                     19.0%      24.7%       31.9%       33.2%       35.2%
     SG&A Expense                            162.5      121.0       154.1         -           -
     Advertising Expense                      41.6       31.0        34.1         -           -
     Restructuring Charge                      8.6       (0.3)        2.6          -           -
                                           --------   --------    --------    --------    --------
     Operating Income                       $(91.3)      $2.2       $14.8       $27.6       $42.4
   -------------------------------------------------------------------------------------------------
   -------------------------------------------------------------------------------------------------

   (1) Includes one-time charge of $4.6 million
   (2) Assumes royalty is 3.8% of sales, which is relationship in 1999.

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                                  PRELIMINARY DRAFT & CONFIDENTIAL             5
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        PROJECT KARMA

TRADING SUMMARY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  DAILY CLOSING STOCK PRICE SINCE IPO (6/25/96)
--------------------------------------------------------------------------------
                           6/28/1996     $28.00
                           7/18/1997      10.5625
                            8/7/1998      12.6875
                           8/27/1999       8.50
                           9/15/2000       6.125




--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                     DAILY CLOSING STOCK PRICE -- PAST YEAR
--------------------------------------------------------------------------------
                            9/16/1999    $8.875
                           12/16/1999     7.6875
                            3/16/2000     6.875
                            6/15/2000     6.25
                            9/15/2000     6.125




--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                         TRADING STATISTICS (AS OF 9/15/00)
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
                                    PRICE
                ----------------------------------------------                   AVERAGE
                      HIGH                      LOW               AVERAGE    VOLUME (000'S)
---------------------------------------------------------------------------------------------
Historical      $30.13     6/28/1996     $5.06      12/23/1998    $11.13         118.5
Last 2 Years     11.00      6/2/1999      5.06      12/23/1998      7.43          53.8
Last 1 Year       9.38      2/3/2000      5.75        8/4/2000      7.25          41.1
Last 6 Months     8.44     3/21/2000      5.75        8/4/2000      6.63          31.5
Last 3 Months     6.94      7/6/2000      5.75        8/4/2000      6.21          31.0
Last 1 Month      6.75      9/8/2000      5.88        9/1/2000      6.21          38.3
---------------------------------------------------------------------------------------------

NOTE: 22,136,889 MILLION FULLY-DILUTED SHARES OUTSTANDING AS OF 8/11/00 (EX. 18 CLASS A AND 2 CLASS B).

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                                  PRELIMINARY DRAFT & CONFIDENTIAL             6
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        PROJECT KARMA


OWNERSHIP SUMMARY
--------------------------------------------------------------------------------

   -----------------------------------------------------------------------------
                                                               % FULLY-DILUTED
   OWNER                                   SHARES HELD            OWNERSHIP
   -----------------------------------------------------------------------------
   DK / SW                                 5,242.8                 23.8%

   Takihyo                                 3,183.9                 14.4%
   Frank Mori                                875.6                  4.0
   Tamio Taki                              1,061.3                  4.8
                                         ----------              -------
                                           5,120.8                 23.1%

   Prince Al-Waleed                        1,501.4(1)               6.8%
   John Idol                                 449.8(2)               2.0
   Other Directors and Officers              130.9(2)               0.6

   LARGEST INSTITUTIONS
       Royce & Associates                    781.0                  3.5%
       Dimensional Fund                      696.0                  3.1
       Barclays Bank                         187.0                  0.8
       Gelfand Maxus                         121.0                  0.6
       College Retire Equities               120.0                  0.5
       Mellon Private Asset Mgt              113.0                  0.5
       Invesco                                88.0                  0.4
                                         ----------              -------
                                           2,106.0                  9.5%

   Other Institutions                      1,330.7                  6.0%
   Other                                   6,254.5                 28.3
                                         ----------              -------
       TOTAL FULLY-DILUTED                22,136.9(3)             100.0%
   -----------------------------------------------------------------------------

   (1) Average price of $13.71. Acquired "for investment purposes" in 14 transactions on the NYSE between July and September 1997. Three most significant transactions:
          7/18/97:  93,400 shares at $10.4375
          8/16/97:  910,000 shares at $13.8358
          9/17/97:  440,000 shares at $14.15
   (2) Includes options and restricted shares.
   (3) Excludes 18 Class A and 2 Class B shares.

                                  PRELIMINARY DRAFT & CONFIDENTIAL             7
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        PROJECT KARMA



BOARD OF DIRECTORS / SHARE OWNERSHIP
--------------------------------------------------------------------------------

  --------------------------------------------------------------------------------------------------------------------------------
  NAME                   AGE                                                                     SHARE OWNERSHIP          %
  --------------------------------------------------------------------------------------------------------------------------------
  TERM EXPIRES 2001
  Stephan Weiss           62  Vice Chairman                                                         5,242,848           23.8%(1)
                              DK husband

  William Benedetto       58  Founder of Benedetto, Gartland, an investment banking firm               12,000            N.M.
                              Director since 1996

  TERM EXPIRES 2002
  Donna Karan             51  Chairman and Head Designer                                            5,242,848(1)        23.8%

  Ann McLaughlin          58  Chairman, The Aspen Institute since 1996                                 11,500            N.M.
                              U.S. Secretary of Labor, 1987 - 1989
                              Director also of:  American Airlines, Microsoft, General Motors,
                              Kellogg, Nordstrom, Host Marriott
                              Director since 1997

  Frank Mori              59  Original Investor                                                     4,059,448           18.5%(2)
                              Director of Stride Rite
                              Director since January 2000

  TERM EXPIRES 2003
  John Idol               41  CEO of DKI since 1997                                                   449,783            2%

  John Eyler              52  Chairman and CEO of Toys R Us since 2000                                 13,000            N.M.
                              Since July 1992, Chairman and CEO of FAO Schwarz
                              Director since 1999
  --------------------------------------------------------------------------------------------------------------------------------

  (1) Total held by Ms. Karan and Mr. Weiss, KW Trust and Gabrielle Studio.

  (2) Includes 3.2 million shares held by Takihyo, for which Mr. Mori has a pecuniary interest in only a portion.

                                  PRELIMINARY DRAFT & CONFIDENTIAL             8
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        PROJECT KARMA


ACQUISITION MATRIX:  VARYING PURCHASE PRICE/SHARE
--------------------------------------------------------------------------------

  (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
  ----------------------------------------------------------------------------------------------------------------------------------
                                                CURRENT MARKET
                                                --------------
  ASSUMED PRICE/SHARE                               $6.00             $8.00            $9.00            $10.00            $12.00
  ----------------------------------------------------------------------------------------------------------------------------------
  Premium to Current Market                           0.0%             33.3%            50.0%             66.7%           100.0%
  52-Week Average                   $7.25           (17.2)             10.3             24.1              37.9             65.5
  52-Week High                      $9.38           (36.0)            (14.7)            (4.1)              6.6             27.9
  3 Month Average                   $6.21            (3.4)             28.8             44.9              61.0             93.2

  Equity Value(1)                                  $132.8            $177.1           $199.2            $221.4           $265.6
  Adjusted Purchase Price
   Assuming $250 million Purchase Price
   for Studio/No On-Going Royalty(2)               $391.0            $435.3           $457.4            $479.6           $523.8

  Purchase Price as a Multiple of:

      1999
        Sales                     $661.8             0.59x             0.66x            0.69x             0.72x            0.79x
        Adjusted EBIT              $49.3 (3)          7.9x              8.8x             9.2x              9.7x            10.6x

      2000E
        Sales                     $681.0             0.57x             0.64x            0.67x             0.70x            0.77x
        Adjusted EBIT              $53.5 (3)          7.3x              8.1x             8.6x              9.0x             9.8x
  ----------------------------------------------------------------------------------------------------------------------------------

  (1) Assuming 22,136,889 fully-diluted shares outstanding.
  (2) Assumes cash is not excess and that revolver is purely seasonal. Includes $8.2 million in subordinated note.
  (3) Assumes EBIT after addition of royalty payment of $25.0 million in 1999 and $25.9 million in 2000. In 1999, includes $14 million of amortized deferred income.

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                                  PRELIMINARY DRAFT & CONFIDENTIAL             9
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        PROJECT KARMA


ACQUISITION MATRIX:  VARYING PRICE PAID FOR THE STUDIO
--------------------------------------------------------------------------------

  (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
  ----------------------------------------------------------------------------------------------------------------------------------
                                                                                   CURRENT MARKET
                                                ------------------------------------------------------------------------------------
  ASSUMED PRICE/STUDIO                               $200             $225              $250             $275              $300
  ----------------------------------------------------------------------------------------------------------------------------------
  Assumed Share Price                                 $10               $10              $10               $10              $10

  Adjusted Purchase Price(1)                       $429.6            $454.6           $479.6            $504.6           $529.6

  Purchase Price as a Multiple of:

      1999
        Sales                     $661.8             0.65x             0.69x            0.72x             0.76x            0.80x
        Adjusted EBIT              $49.3(2)           8.7x              9.2x             9.7x             10.2x            10.7x

      2000E
        Sales                     $681.0             0.63x             0.67x            0.70x             0.74x            0.78x
        Adjusted EBIT              $53.5(2)           8.0x              8.5x             9.0x              9.4x             9.8x
  ----------------------------------------------------------------------------------------------------------------------------------

  (1) Assumes 22,136,889 fully-diluted shares outstanding, that cash is not excess and that revolver is purely seasonal, and includes $8.2 million in subordinated note.
  (2) Assumes EBIT after addition of royalty payment of $25.0 million in 1999 and $25.9 million in 2000. In 1999, includes $14 million of amortized deferred income.

                                  PRELIMINARY DRAFT & CONFIDENTIAL            10
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        PROJECT KARMA


ACQUISITION MATRIX:  MULTIPLE BREAKEVEN
--------------------------------------------------------------------------------

  (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
  ----------------------------------------------------------------------------------------------------------------------------
                        STUDIO                                                       COMPANY
  ----------------------------------------------------  ----------------------------------------------------------------------
                                                                         VALUE(2)
                                   MULTIPLE OF          -------------------------------------------        MULTIPLE OF
            VALUE                 2000 EBIT(1)              PER SHARE               AGGREGATE              2000 EBIT(3)
  ----------------------------------------------------------------------------------------------------------------------------
              $200                      7.7x                    $6.00                   $141                    5.1x
               215                      8.3                      8.00                    185                    6.7
               225                      8.7                      9.00                    207                    7.5
               250                      9.7                     10.00                    230                    8.3
               275                     10.6                     12.00                    274                    9.9
               300                     11.6
  ----------------------------------------------------------------------------------------------------------------------------

  (1) Assumes $25.9 million in royalty income.
  (2) Equity value plus subordinated debt.
  (3) Assumes $27.6 million in EBIT.